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                                  EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 28, 2000 relating to the consolidated financial statements of EarthLink, Inc. and its subsidiary and of our report dated March 15, 2000 relating to the consolidated financial statements of EarthLink Network, Inc. and its subsidiary which appear in, of the EarthLink, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.

PricewaterhouseCoopers LLP

                                      Century City, California
                                      June 14, 2000